Exhibit (99)

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Plan Administrator of the Ecolab Savings Plan and ESOP does hereby certify that:

a)

the Annual Report on Form 11-K of the Ecolab Savings Plan and ESOP for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations* of the Ecolab Savings Plan and ESOP.

Dated: June 20, 2003	/s/Diane A. Wigglesworth
Diane A. Wigglesworth
Compensation Vice President of Ecolab Inc., as Plan Administrator

* The foregoing certification has been provided in accordance with the requirements of section 906 of the Sarbanes-Oxley Act.  Because it is an employee benefit plan, The Ecolab Savings Plan and ESOP does not have results of operations.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ecolab Inc. and will be retained by Ecolab Inc. and furnished to the Securities and Exchange Commission or its staff upon request.